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                                                                Exhibit 10.21(b)

                              AGREEMENT AND RELEASE

      THIS AGREEMENT AND RELEASE (the "Agreement") is entered into as of December 31, 2002, between General Dynamics Government Systems Corporation ("GSC") and Ezenia! Inc. ("Ezenia!").

                                    RECITALS

      A. Pursuant to an agreement dated as of December 28, 2000 (the "Asset Purchase Agreement"), Ezenia! purchased certain assets related to the InfoWorkSpace software program (the "IWS Products") from GSC (the "IWS Sale");

      B. Ezenia! has requested and GSC has agreed to amend the Put Agreement between them dated as of March 27, 2001 (the "Put Agreement") in order to extend the time during which Ezenia! is required to purchase its Shares (as defined in the Put Agreement) back from GSC; and

      C. In consideration for GSC's amendment of the Put Agreement, Ezenia! is willing to release GSC from liabilities and obligations arising out of the Asset Purchase Agreement, as set forth herein.

      NOW THEREFORE, in consideration of the promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   AMENDMENT TO PUT AGREEMENT.

(a) Section 2 of the Sale of Licenses and Amendment to Put Agreement dated September 27, 2001 between GSC and Ezenia! is deleted in its entirety. Section 1 of the Put Agreement between Ezenia! and GSC dated March 27, 2001 (the "Put Agreement") is deleted in its entirety and replaced with the following text:

               1. GRANT OF PUT RIGHT. At any time during the period of thirty
          (30) consecutive days beginning on March 31, 2004 with respect to 290,000 Shares, GSC will have the right (the "Put Right") to elect to sell the Shares to the Company, and the Company will be required to purchase such Shares from GSC, at a purchase price per Share equal to the Purchase Price (as defined below); provided, however, that the Put Right will expire at such time as the last reported closing price of the Common Stock on the NASDAQ National Market (or such national securities exchange on which the Common Stock may then be listed), has been equal to or greater than $11.00 per share for fifteen (15) consecutive trading days.

(b) Section 3 of the Put Agreement is deleted in its entirety and replaced with the following text:

             3. EXERCISE OF PUT RIGHT; CLOSING OF SALE. In order to exercise a Put Right, GSC will deliver written notice of such exercise to the Company.

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          The closing of the purchase and sale of Shares pursuant to this
          Agreement will take place within thirty (30) days following the Company's receipt of such notice. In the event that any such closing of the purchase and sale of Shares pursuant to this Agreement does not take place during such 30-day period due to the Company's unwillingness or inability to do so other than as a result of a default by GSC (a "Company Default"), then the parties agree and stipulate that, at the expiration of such 30-day period, and in addition to any other remedy available to GSC at law or in equity, for so long as the Purchase Price remains unpaid, the Company will forego and hereby waives all of its rights in connection with any payment due and owing from GSC under any agreement between the parties (including without limitation license fees), and including without limitation all rights to receive such payments or to demand or collect any such payments or to pursue any claim, action or suit to recover any such payments, for so long as, and to the extent of, any amount due GSC as a result of a Company Default remains unpaid, it being understood that
          (i) the Company is entitled to payment and recovery of any such amount in the absence of and/or upon the cure or satisfaction of any Company Default, and (ii) any applicable fees payable with respect to the License (as defined in Section 14(b) of the Development Agreement) will continue to accrue during such period but not be payable unless or until the absence of and/or upon the cure or satisfaction of any Company Default..

2.   AMENDMENT TO THE RESELLER AGREEMENT.

(a) The following text is added as new Section 29 of the Reseller Agreement between GSC and Ezenia! dated as of March 27, 2001 (the "Reseller Agreement"):

              29. PUT AGREEMENT. Notwithstanding any provision to the contrary in this Agreement, the Reseller and the Vendor agree and stipulate that any and all fees due and payable to the Vendor by the Reseller hereunder (including without limitation, license fees), whether during the term of this Agreement or post-termination, will be subject to the last sentence of
                  Section 3 of the Put Agreement, as amended, except that the foregoing provision will be read so that the word "Vendor" will be substituted for the word "Company" and the word "Reseller" will be substituted for "GSC."

(b) Section 2 of the Reseller Agreement is deleted in its entirety and replaced with the following text:

               2. TERM OF AGREEMENT. The term of this Agreement will commence on the Effective Date and, unless terminated by either Party as set forth in this Agreement, will remain in full force and effect until the earlier of (a) seven (7) years after the Effective Date, or (b) the effective date of termination of the InfoWorkSpace(TM) Software Development Agreement dated March 27, 2001 between Vendor and Reseller.

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3.   AMENDMENT TO THE DEVELOPMENT AGREEMENT.

     (a) Section 13(d) of the InfoWorkSpace Software Development Agreement between GSC and Ezenia! dated as of March 27, 2001 (the "Development Agreement") is amended by adding the following text at the end of that section:

               This Agreement is to be interpreted in accordance with Section 365(n) of the Bankruptcy Code. It is understood and agreed that the licensed matter hereunder is intellectual property as defined in Section 101(35A) of the Bankruptcy Code and that Section 365(n) shall govern this Agreement in the event that the Purchaser files or has filed against it a bankruptcy case.

(b)  The following text is added as new Section 27 to the Development Agreement

               27. PUT AGREEMENT CONDITIONS. Notwithstanding any provision to the contrary in this Agreement, the Seller and the Purchaser agree and stipulate that any and all fees due and payable to the Purchaser by the Seller hereunder (including without limitation, license fees), whether during the term of this Agreement or post-termination, will be subject to the last sentence of Section 3 of the Put Agreement, as amended, except that the foregoing provision will be read so that the word "Purchaser" will be substituted for the word "Company" and the word "Seller" will be substituted for "GSC."

(c)  The following text is added as new Section 28 to the Development Agreement:

                   28. SOURCE CODE ESCROW. Upon execution of the escrow agreement referenced below, Purchaser agrees to deposit and maintain thereafter in escrow a copy of the most up-to-date source code for the Products (in both human- and machine-readable form), and all releases, updates, revisions, improvements, enhancements, and other changes thereto within thirty (30) days after they become generally commercially available (hereafter collectively referred to as the "Program Documentation"). For the avoidance of doubt, "Program Documentation" shall not include any third party software or materials. The deposit in escrow shall be administered by a law firm (which may be outside counsel to Seller) or an institutional escrow agent in accordance with an escrow agreement to be mutually agreeable to the parties. Subject to the release conditions specified below, Seller shall only have access to the Program Documentation as is reasonably necessary to enable Seller to use the Program Documentation in accordance with and for the purposes specified in and pursuant to the License (as such term is defined in Section 14(b)). The cost of entering into and maintaining this escrow arrangement shall be borne by Seller. The escrow agreement will provide, subject to its terms and conditions, that the escrowed materials will be released (a) to the Seller upon the occurrence of a Company Default (under and as defined in the Put Agreement) that is not cured within the applicable thirty (30) day cure period or a For-Cause Termination

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                   under Section 14(b) of this Agreement, and (b) to the
                   Purchaser upon termination or expiration of this Agreement (other than a For-Cause Termination).

(d) The first sentence of Section 14(b) of the Development Agreement is deleted in its entirety and replaced with the following text:

               Subject to the terms and conditions hereof, including without limitation, the last sentence of Section 3 of the Put Agreement, Purchaser hereby grants to Seller a non-exclusive, worldwide, transferable license (with the right to sublicense) (the "License") to use, make, have made, offer to sell, sell, and import the Products (as defined in the Reseller Agreement and the Development Agreement, any conflict between definitions in the two agreements being resolved in favor of the broadest possible interpretation; provided that notwithstanding anything to the contrary herein, in every respect and in all instances, third party content and products is/are excluded from "Products" and the License hereunder), as well as to exercise all rights under Purchaser's copyright(s) in, the Products and the Program Documentation (as defined in Section 28 hereof), for itself, its customers and its sublicensees for any and all purposes contemplated in this Agreement and in the Reseller Agreement; provided that, although this license is granted as of the date of this Agreement, as amended, Seller agrees that it shall not use or otherwise exercise the License unless and until the earlier to occur of: (i) the termination of this Agreement by Seller pursuant to subsections 13(b), (c), (d), (e), or (f) (a "For-Cause Termination"), or (ii) the occurrence of a Company Default (as defined in the Put Agreement) which is not cured within the applicable thirty (30) day cure period, and only for so long as such Company Default remains uncured. No further actions shall be required by Seller or Purchaser to make this license effective.

(e) The fourth sentence of Section 14(b) of the Development Agreement is amended by adding the following language to the beginning of the sentence:
"Subject to the last sentence of Section 3 of the Put Agreement,".

4.   RELEASE.

(a) For and in consideration of GSC's agreement to amend the Put Agreement as set forth herein, and other good and valuable consideration paid to and/or realized, directly or indirectly, tangibly or intangibly, by Ezenia!, the receipt and sufficiency of which are hereby acknowledged, Ezenia!, its successors and assigns (collectively, the "Releasors"), do hereby remise, release and forever discharge GSC and its Affiliates (as defined in the Asset Purchase Agreement) and their respective successors and assigns (collectively, the "Releasees") of and from any and all manner of all liabilities, obligations, action and actions, cause and causes of action, suits, claims and demands of any kind and nature whatsoever in law or in equity (whether actual or contingent, liquidated or unliquidated, asserted or unasserted, known or unknown), which the Releasors, or any of them, now has, has ever had or may ever have against any or all of the Releasees, under or in connection with the IWS Sale, the Asset Purchase Agreement or the Closing Agreement between GSC and Ezenia! executed as of March 27, 2001, but excluding

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Sections 7.5, 7.6, 8.1 and 8.2 of the Asset Purchase Agreement, the Reseller
Agreement, as amended, the Put Agreement, as amended, the Development Agreement, as amended, and the other Ancillary Documents (as defined in the Asset Purchase Agreement).

(b) Each of the parties hereto acknowledges and agrees that the release contained in this Section 4 is intended to constitute a full release and discharge with respect to all unknown claims of the types described therein, and Ezenia! hereby covenants and agrees not to raise any equitable or legal claim or defense, including any claim or defense as to the invalidity and unenforceability of such release with respect to any such unknown claims.

5.   MISCELLANEOUS.

(a) AMENDMENTS. The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by Ezenia! and GSC. No other course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of such parties.

(b) SUCCESSORS AND ASSIGNS. Neither party may assign or delegate any of its rights or obligations under or in connection with this Agreement without the written consent of the other party; provided that GSC may without the written consent of Ezenia! assign its rights under this Agreement to any of its Affiliates; provided that with respect to any right or obligation under Section 1, 2(b), 3, 4 or 5, such Affiliate must otherwise meet all of Ezenia!'s usual and customary requirements for qualifying as a reseller of the Products under the Reseller Agreement; and further provided that either party may assign its rights without the consent of the other party to any purchaser of substantially all of the assets or, in Ezenia!'s case, the capital stock of such party. Except as otherwise expressly provided herein, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of their respective successors and permitted assigns.

(c) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(d) COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

(e) NO THIRD-PARTY BENEFICIARIES. This Agreement will not confer any rights or remedies upon any person other than Ezenia! and GSC and their respective successors and permitted assigns; provided that to the extent there are any third party beneficiaries to the Reseller Agreement or the Development Agreement, such third parties are intended third party beneficiaries of this Agreement to the extent that, and only with respect to, such portions hereof as constitute an amendment to the Reseller Agreement or Developer Agreement, as applicable.

(f) ENTIRE AGREEMENT. This Agreement, the Put Agreement, the Development Agreement, and the Reseller Agreement, each as amended hereby, constitute the entire agreement between

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the parties regarding the subject matter covered herein, and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the same subject matter hereof.

(g) GOVERNING LAW. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.


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     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Release to be executed by a duly authorized officer as of the date first above written.

                                      EZENIA! INC.

                                      By:  /s/ Khoa D. Nguyen
                                          -------------------------------------
                                          Name: Khoa D. Nguyen
                                          Title: Chief Executive Officer

                                      GENERAL DYNAMICS GOVERNMENT
                                      SYSTEMS CORPORATION

                                      By:  /s/ Michael W. Kauffman
                                          -------------------------------------
                                          Name: Michael W. Kauffman
                                          Title: Asst. Secretary


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